SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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PHARMACEUTICAL FORMULATIONS, INC.
(Name of Registrant as Specified in Its Charter)

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PHARMACEUTICAL FORMULATIONS, INC.
460 Plainfield Avenue
Edison, New Jersey 08818

________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 18, 2003

To Our Stockholders:

          You are cordially invited to attend our 2003 Annual Meeting of Stockholders. It will be held at our offices in Edison, 460 Plainfield Avenue, Edison, New Jersey on June 18, 2003, at 2:00 p.m. local time. The following items of business will be discussed and voted on at the meeting:

1.	The election of six members to the Board of Directors for a term of one year to serve until their respective successors are elected and qualified;

2.	The ratification of the selection of BDO Seidman, LLP as our independent auditors for the fiscal year ending January 3, 2004; and

3.	The transaction of such other business as may properly come before the meeting or any adjournments thereof.

          Only stockholders of record at the close of business on May 15, 2003 are entitled to notice of the meeting and to vote at the meeting or any adjournments.

          A proxy statement and proxy are enclosed. You are urged to sign, date and return the proxy promptly in the enclosed addressed envelope. If you attend the meeting in person, you may withdraw your proxy and vote your shares. We have also enclosed our December 28, 2002 Annual Report.

Dolores Scotto, Secretary

Edison, New Jersey
May 19, 2003

PROXY STATEMENT

PHARMACEUTICAL FORMULATIONS, INC.
460 Plainfield Avenue
Edison, New Jersey 08818

Purpose

          The 2003 Annual Meeting of Pharmaceutical Formulations, Inc. will be held on Wednesday, June 18, 2003, for the purposes and at the time and location set forth in the attached notice of annual meeting. The accompanying form of proxy is solicited on behalf of the Board of Directors of the Company in connection with the Annual Meeting or any postponement or adjournment of the meeting.

Who Can Vote

          You are entitled to vote at the Annual Meeting or any adjournment if you were a holder of record of Pharmaceutical Formulations, Inc. common shares at the close of business on May 15, 2003, the record date for the Annual Meeting. Your shares can be voted only if you or a person holding your proxy is present at the meeting.

Shares Outstanding

          The only securities entitled to vote at the Annual Meeting are our common shares, $.08 par value per share. On May 15, 2003, there were 85,345,787 common shares outstanding. To our knowledge, no person owned beneficially more than 5% of the outstanding common shares except as otherwise noted on page 11.

Voting of Shares

          Each share represented at the Annual Meeting is entitled to one vote on each matter properly brought before the meeting. You may vote in person or by proxy. There are no cumulative voting rights.

Voting by Proxy

          If you hold your shares in your own name as a holder of record, you may instruct the proxies how to vote your shares by signing, dating and mailing the proxy card in the postage-paid envelope that we have provided to you. Of course, you can always come to the meeting and vote your shares in person. If you sign and return a proxy/voting instruction card without giving specific voting instructions, your shares will be voted as recommended by our Board of Directors.

          If you do not wish to have our proxies vote your shares, you may designate one or more persons to act as your proxy instead of those persons designated on the proxy card. To give another person authority, strike out the name or names appearing on the enclosed proxy card, insert the name or names of another person or persons and deliver the signed card to such person or persons. The persons designated by you must present the signed proxy card at the meeting in order for your shares to be voted.

           If shares are held through a broker, nominee, fiduciary or other custodian, you must provide voting instructions to the record holder in accordance with the record holder's requirements in order to ensure the shares are properly voted.

Mailing Date

          This proxy statement, the accompanying form of proxy and the notice of Annual Meeting are being sent or given to you and the other shareholders of the Company on or about May 23, 2002.

Required Votes

          A quorum is representation in person or by proxy at the Annual Meeting of at least one-third of our outstanding shares. Under the Delaware General Corporation Law, any corporate action, other than the election of directors, must be authorized by a majority of the votes cast, except as otherwise required by such law or our Certificate of Incorporation with respect to a specific proposal, and the six nominees for the six directorships being voted on receiving the highest number of votes will be elected as directors.

          ICC Industries Inc. (ICC), an affiliate of ours with an address of 460 Park Avenue, New York, NY, owns 74,488,835 shares (approximately 87.3% of the total number of shares outstanding). Accordingly, ICC can appoint the entire board of directors, ratify the selection of BDO Seidman, LLP to audit our financial statements, and generally take any action upon which the stockholders are requested to vote. ICC has indicated that it intends to approve all proposals set forth in this Proxy Statement and vote in favor of the election of all nominated directors.

Tabulation of Votes

           Abstentions will be treated as votes cast on a particular matter as well as shares present and represented for purposes of establishing a quorum, with the result that an abstention has the same effect as a negative vote. Where nominee record holders do not vote on specific issues because they did not receive specific instructions on such issues from the beneficial owners (so called "broker nonvotes"), such non-voted shares will not be treated as votes cast on a particular matter, and will therefore have no effect on the vote. Such shares will, however, be counted as "present" for determining a quorum.

          In situations where the approval of a specified percentage of our outstanding shares is required for passage of a proposal, an abstention or a broker non-vote will have the same practical effect as a vote cast against the proposal.

Revocation of Proxy

          To revoke your proxy instructions, you must advise PFI's Secretary in writing before your shares have been voted by the proxies at the meeting, deliver later proxy instructions, or attend the meeting and vote your shares in person. Unless you decide to attend the meeting and vote your shares in person after you have submitted voting instructions to the proxies, you should revoke or amend your prior instructions in writing. This will help to ensure that your shares are voted the way you have finally determined you wish them to be voted.

Stockholders List

          A list of our stockholders will be available for inspection for any purpose germane to the meeting during normal business hours at our offices at least ten days prior to the Annual Meeting.

Your vote is important. Please sign, date and return your proxy card so that a quorum may be represented at the meeting.

CHANGE IN FISCAL YEAR

          During December 2002, we changed our fiscal year-end from the 52-53 week period which ends on the Saturday closest to June 30 to the 52-53 week period which ends on the Saturday closest to December 31. Our just-ended fiscal period consists of the six-month transition period from June 29, 2002 to December 28, 2002 and is sometimes referred to as transition 2002. For fiscal years prior to this period, our fiscal year ended on the Saturday closest to June 30 of each year. We refer to such periods as fiscal 2002, fiscal 2001 and fiscal 2000. Our next fiscal year will be the 53 week period which ends January 3, 2004. We sometimes refer to such period as fiscal 2003.

PROPOSAL NO.1

ELECTION OF DIRECTORS

          Each nominee to the Board of Directors will serve until the next Annual Meeting of Stockholders, or until his earlier resignation, removal from office, death or incapacity. The Board of Directors of the Company currently is set at six members. According to our By-Laws and the Certificate of Incorporation, the size of the Board is set by action of a majority of the whole Board of Directors. ICC has advised us that it plans to nominate members to the Board of Directors from time to time, in accordance with the laws of the State of Delaware and our By-Laws. Nominees to the Board of Directors can be effectively chosen by ICC, as majority stockholder.

          Unless otherwise specified, the enclosed proxy will be voted in favor of the election of Balram Advani, Frank X. Buhler, Ray W. Cheesman, James C. Ingram, Steve Jacoff and John L. Oram (or for substitute nominees in the event of contingencies not known at present). Information is furnished below with respect to all nominees.

          Except for Frank X. Buhler, who is not a director, each of the nominees named below has served as a director during transition 2002, which ended on December 28, 2002. Information with respect to the principal occupation or employment of each nominee, the name and principal business of the corporation or other organization in which such person's occupation or employment is carried on and other affiliations and business experience during the past five years has been furnished to us by the nominee.

          The Board of Directors unanimously recommends that the stockholders vote FOR the election as directors of the nominees listed below. If one or more of the nominees should become unavailable or unable to serve at the time of the Annual Meeting, the shares to be voted for such nominee or nominees which are represented by proxies will be voted for any substitute nominee or nominees designated by the Board or, if none, the size of the Board will be reduced within legal limits. The Board knows of no reason why any of the nominees will be unavailable or unable to serve at the time of the Annual Meeting.

•	BALRAM ADVANI, age 59, has been President of ADH Health Products, which specializes in custom formulations and contract manufacturing of dietary supplements and nutritional products, since 1976. He was elected a director in October 2001.

•	RAY W. CHEESMAN, age 72, has been a director since July 1993, and was a consultant to KPMG Peat Marwick LLP, an international accounting firm from 1987 through June 1996. Prior thereto, Mr. Cheesman was a partner in such firm. Mr. Cheesman is a licensed Certified Public Accountant.

•	FRANK X. BUHLER, age 76, has been President of Konsyl Pharmaceuticals, Inc. since 1983. This is his first nomination as a director of the Company. Konsyl became a subsidiary of the Company on May 15, 2003.

•	JAMES C. INGRAM, age 62, has been our President, Chief Operating Officer and a director since October 2000. Prior to joining us, he was Vice President of K.S.H. Corporation from 1986-1989, Vice President of Goodson Polymer Corp. from 1989-1991 and Executive Vice President of Primex Plastics Corp. from 1991 to 1996.

•	STEVE JACOFF, age 69, was the founder and is the President of Staff Medical Supply Inc., which is a professional pharmacy and medical supply company, since 1957; he established and operated Prescription Pharmacy Group and Prescription Centers Inc., which consisted of nine pharmacies, from 1964 until 1988. He was elected a director in October 2001.

•	JOHN L. ORAM, age 58, has been a director since July 1993. He was appointed Chairman of the Board in 1995 and Chief Executive Officer in 2000. Mr. Oram has been President and Chief Operating Officer of ICC since 1987. ICC, an affiliate of the Company, is a major international manufacturer and marketer of chemical, plastic and pharmaceutical products. Since 1980, Mr. Oram has been a director of Electrochemical Industries (1952) Ltd. ("EIL"), an Israeli subsidiary of ICC listed on the Tel-Aviv and American Stock Exchanges engaged in the manufacture and distribution of chemical products. From 1996, Mr. Oram has been a director of Frutarom Industries Limited, a company spun-off from EIL and listed on the Tel-Aviv Stock Exchange engaged in the flavor and fragrance industry.

Compensation of Directors; Board Meetings

          Members of the Board of Directors who are not employees of the Company or representatives of ICC were compensated in the six months ended December 28, 2002 based on an annual rate of $5,000, plus $500 for each meeting attended. In addition, each Director who is not an employee of the Company or a representative of ICC receives stock options on 10,000 shares and stock grants of 5,000 shares in each of their first three years on the Board. Members are also paid for special projects undertaken on our behalf and for actual expenses incurred in connection with their attendance at Board and Committee meetings.

          Our Board of Directors met three times during the six months ended December 28, 2002. All of the directors attended at least 75% of the meetings of the Board and committees of which they are members in the six months ended December 28, 2002.

Board Committees

          The Board of Directors has Audit and Compensation Committees but does not have a Nominating Committee. The Board also appoints the members of the Stock Option Committee constituted under the Company's 1994 Stock Option Plan and the Stock Incentive Committee constituted under the Company's 1997 Stock Incentive Plan.

           Audit Committee. The members of the Audit Committee during the six months ended December 28, 2002 were Ray W. Cheesman and Steve Jacoff. The Audit Committee reviews the findings and reports of the independent certified public accountants and makes recommendations relating to the accounting controls, audit and financial statements of the Company. These include to meet with the Company's independent accountants at least annually to review the scope and results of the annual audit and review of the financial results, recommend to the Board the independent accountants to be retained by the Company, and receive and consider the accountants' comments as to internal controls, accounting staff, management performance and procedures performed and results obtained in connection with the audit. As the Company's stock is not quoted on the Nasdaq Stock Market or listed on any exchange, it is not obligated to meet the standards for audit committees required by such self regulatory organizations. The Board of Directors has not adopted a charter for the Audit Committee. Messrs. Cheesman and Jacoff meet the standards for independence as defined in Rule 4200(a)(15) of the listing standards of Nasdaq. The Audit Committee met two times in the six months ended December 28, 2002.

           Compensation Committee. The members of the Compensation Committee are Ray W. Cheesman, James C. Ingram and John L. Oram. The Compensation Committee reviews compensation issues, approves salaries, reviews benefit programs for the executive officers, reviews and recommends incentive compensation (including stock compensation) plans and approves any employment contracts with, or other contractual benefits for, executive officers. It met two times in the six months ended December 28, 2002.

           Stock Option and Stock Incentive Committees. The members of the Stock Option Committee and the Stock Incentive Committee are Ray W. Cheesman and John L. Oram. The Stock Option Committee makes awards under, prescribes rules for and interprets the provisions of the Company's 1994 Stock Option Plan. It met two times during the six months ended December 28, 2002. The Stock Incentive Committee makes awards under, prescribes rules for and interprets the provisions of the Company's 1997 Stock Incentive Plan. It met two times during the six months ended December 28, 2002.

EXECUTIVE COMPENSATION

Report of the Compensation Committee and Stock Option and Stock Incentive Committees on Compensation of Executive Officers of the Company*

_______________

*	This section shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

           Compensation Philosophy. Our philosophy for compensation of executive officers has been to provide reasonably competitive levels of compensation, reward corporate performance and recognize individual initiative and performance in achieving corporate goals. We do not determine compensation based on any specific formulas, targets or weighted criteria.

           Base Salaries. Base compensation for executive officers is determined by recommendations of the President and approval by the Compensation Committee.

          Incentive Compensation. Annual incentive compensation is based primarily on corporate operating performance and includes an informal overall assessment by the Committee of each executive officer's role in helping the Company to achieve its goals. There was no incentive compensation in the six months ended December 28, 2002.

           Stock Options. In the six months ended December 28, 2002, the Stock Option Committee granted stock options to certain key employees to provide incentives to encourage future efforts.

           Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction beginning in 1994 to public companies for compensation over $1 million received by a corporation's Chief Executive Officer and four other most highly compensated executive officers if not pursuant to qualifying performance-based plans. None of our executive officer's cash compensation was in excess of $1,000,000 in six months ended December 28, 2002 and, at this time, it is not anticipated that any executive officer will receive any such cash compensation in excess of this limit during the current fiscal year. Therefore, during the six months ended December 28, 2002 the Committee did not take any action to comply with such limit.

           Conclusion. The Committee believes the current compensation structure appropriately compensates its officers in a manner that relates to performance and to the stockholders' long-term interests. The Committee will continue to review compensation practices, with respect to both overall arrangements and the compensation of specific officers.

Respectfully submitted, For the Compensation Committee: Ray W. Cheesman James C. Ingram John L. Oram For the Stock Option and Stock Incentive Committees: Ray W. Cheesman John L. Oram

Compensation Committee Interlocks and Insider Participation

          No member of the Board's Compensation Committee (other than James C. Ingram, our President and Chief Operating Officer), Stock Option or Stock Incentive Committees is employed by us. No member of the Board served during the six months ended December 28, 2002 as an executive officer of any entity whose compensation committee (or other comparable committee, or the Board, as appropriate) included an executive officer of the Company. There are no "interlocks" as defined by the Securities and Exchange Commission ("SEC").

Compensation Tables

          This section of the Proxy Statement discloses the six months ended December 28, 2002 plan and non-plan compensation awarded or paid to, or earned by, (i) our Chief Executive Officer (CEO), and (ii) our four most highly compensated executive officers other than the CEO who were serving as executive officers at December 28, 2002, to the extent that salary and bonuses exceeded $100,000 per annum (together, these five persons are sometimes referred to as the Named Executives).

Summary Compensation Table

          The following table contains compensation data for the Named Executives for transition 2002 (marked with a "T" after the year in the tables below) and the most recent three fiscal years:

                       Annual Compensation                                             Long-Term Compensation
----------------------------------------------------------------------    ------------------------------------------------
                                                                                  Awards                    Payouts
                                                                          ---------------------   ------------------------
                                                              Other       Restricted Securities                    All
                                                             Annual        Stock     Underlying     LTIP          Other
     Name and                      Salary       Bonus     Compensation     Awards      Options     Payouts    Compensation
Principal Position      Year         $            $             $             $           #           $             $
------------------      ----        ---          ---           ---           ---         ---         ---           ---
John Oram             2002 T        ---          ---           ---           ---         ---         ---           ---
  Chairman, CEO       2002          ---          ---           ---           ---         ---         ---           ---
                      2001          ---          ---           ---           ---         ---         ---           ---
                      2000          ---          ---           ---           ---         ---         ---           ---

James Ingram          2002 T      125,000        ---           3,600 1       ---       400,000       ---           ---
  President, COO      2002        244,231        ---          31,535 2       ---       125,000       ---           ---
                      2001        141,541        ---                         ---        75,000       ---           ---
                      2000          ---          ---           ---           ---         ---         ---           ---

Anthony Cantaffa      2002 T       90,000        ---           ---           ---       100,000       ---           ---
  Executive Vice      2002        174,615        ---           ---           ---        50,000       ---           ---
  President           2001        170,000        ---           ---           ---        75,000       ---           ---
                      2000        148,462        ---           ---           ---        50,000       ---           ---

Ward Barney           2002 T       90,000        ---           3,000 1       ---       100,000       ---           ---
  Vice President,     2002        180,000        ---           6,520 1       ---        50,000       ---           ---
  Operations          2001        180,000        ---           6,000 1       ---       100,000       ---           ---
                      2000        180,000        ---           6,000 1       ---         ---         ---           ---

Walter Kreil          2002 T       90,000        ---           ---           ---       100,000       ---           ---
  Vice President,     2002        150,230        ---           ---           ---       100,000       ---           ---
  Chief Financial     2001          ---          ---           ---           ---         ---         ---           ---
  Officer             2000          ---          ---           ---           ---         ---         ---           ---
____________________
1    Car allowance
2    Car allowance of $6,535 and moving allowance of $25,000

Option Grants in the Six Months Ended December 28, 2002

           The following table contains information concerning the grant of stock options to the Named Executives during six months ended December 28, 2002 (we have no outstanding stock appreciation rights -"SARs"- and granted no SARs during six months ended December 28, 2002):

                                      Individual Grants
                         ------------------------------------------                Potential Realizable Value at
                          Number of      Percent of                                Assumed Annual Rates of Stock
                         Securities     Total Options                             Price Appreciation for Option
                         Underlying      Granted to       Exercise                             Term 1
                           Options      Employees in       Price      Expiration               ------
         Name              Granted       Fiscal Year     ($/Share)2      Date          5%($)           10%($)
         ----              -------       -----------     ----------      ----          -----           ------

John Oram                   ---              ---             ---          ---           ---              ---

James Ingram              250,000            17%            $.155      10/15/07       $10,706          $23,657
                          150,000            10%             $.13      11/30/07       $ 6,424          $14,194

Anthony Cantaffa          100,000             7%             $.13      11/30/07       $ 3,592          $ 7,937
Ward Barney               100,000             7%             $.13      11/30/07       $ 3,592          $ 7,937

Walter Kreil              100,000             7%             $.13      11/30/07       $ 3,592          $ 7,937

____________________
1    Executives may not sell or assign any option grants, which have value only to the extent of stock price appreciation, which will benefit all stockholders commensurately. The amounts set forth are based on assumed appreciation rates of 5% and 10% as prescribed by the Securities and
     Exchange Commission rules and are not intended to forecast future appreciation, if any, of the stock price. We did not use an alternate formula for a grant date valuation as we are not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors. Actual gains, if any, on stock option exercises and common stock holdings are dependent on the future performance of the common stock and overall stock market conditions. There can be no assurance that the amounts reflected in this table will be achieved.

2    The exercise price is equal to or higher than the fair market value of our common stock on the date of the grant.

Aggregated Option Exercises and Year-End Option Values as of and for the Six Months Ended December 28, 2002

           No options were exercised by any of our executive officers during six months ended December 28, 2002. The following table sets forth information with respect to the Named Executives concerning unexercised options held at fiscal year-end:

                                                               Number of                       Value of
                                                         Unexercised Securities         Unexercised In-the-Money
                                                          Underlying Options at               Options at
                            Shares       Realized               12/28/02                       12/28/021
                          Acquired on     Value          ----------------------         ------------------------
Name                      Exercise(#)      ($)        Exercisable    Unexercisable    Exercisable    Unexercisable
----                      -----------    --------     -----------    -------------    -----------    -------------
John Oram                     ---          ---            ---            ---              ---             ---
James Ingram                  ---          ---          200,000        400,000            ---             ---
Anthony Cantaffa              ---          ---          182,000        100,000            ---             ---
Ward Barney                   ---          ---          200,000        100,000            ---             ---
Walter Kreil                  ---          ---          100,000        100,000            ---             ---
____________________
1    Market value of underlying securities at year end, as applicable, minus the exercise price. The high bid and low asked prices on the OTC Bulletin Board on December 28, 2002 were $.11 and $.16 respectively. All options are excluded since they are out of the money.

Change of Control Arrangements

           Options granted under our 1994 Stock Option Plan include provisions accelerating the vesting schedule in the case of a defined "Change of Control." A "Change of Control" shall be deemed to have occurred if (i) any person or group of persons acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition by such person) the beneficial ownership, directly or indirectly, of our securities representing 20% or more of the combined voting power of our then-outstanding securities; (ii) during any period of twelve months, individuals who at the beginning of such period constitute the Board of Directors, and any new director whose election or nomination was approved by the directors in office who either were directors at the beginning of the period or whose election or nomination was previously so approved, cease for any reason to constitute at least a majority thereof; (iii) a person acquires beneficial ownership of our stock that, together with stock held immediately prior to such acquisition by such person, possesses more than 50% of the total fair market value of total voting power of our stock, unless the additional stock is acquired by a person possessing, immediately prior to such acquisition, beneficial ownership of 40% or more of the common stock; or (iv) a person acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition by such person) assets from us that have a total fair market value equal to or more than one-third of the total fair market value of all of our assets immediately prior to such acquisition. Notwithstanding the foregoing, for purposes of clauses (i) and (ii), a Change in Control will not be deemed to have occurred if the power to control (directly or indirectly) the management and our policies is not transferred from a person to another person; and for purposes of clause (iv), a Change in Control will not be deemed to occur if the assets of the Company are transferred: (A) to a stockholder in exchange for his stock, (B) to an entity in which we have (directly or indirectly) 50% ownership, or (C) to a person that has (directly or indirectly) at least 50% ownership of the Company with respect to its stock outstanding, or to any entity in which such person possesses (directly or indirectly) 50% ownership.

STOCKHOLDER RETURN PERFORMANCE PRESENTATION*

           Set forth below is a chart and line graph comparing the yearly percentage change in the cumulative total stockholder return (change in year-end stock price plus reinvested dividends) on our common stock with the cumulative total return of the Nasdaq Stock Market Index and the Nasdaq Pharmaceutical Index for the sixty-six months ending on December 31, 2002. The graph and chart assumes that the value of the investment in our common stock and for each index was $100 on June 30, 1997 and reflects reinvestment of dividends and market capitalization weighing. The dollar amounts indicated in the graph and chart are as of June 30th in each year indicated and as of December 31, 2002.

*	This section shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

COMPARISON OF 66 MONTH CUMULATIVE TOTAL RETURN*
AMONG PHARMACEUTICAL FORMULATIONS, INC.
THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE NASDAQ PHARMACEUTICAL INDEX

*$100 invested on 6/30/97 in stock or index- including reinvestment of dividends. Fiscal year ending December 31.

---------------------------------------------------------------------------------------------------------------------
                                                             Cumulative Total Return ($)
=====================================================================================================================

Registrant/Index                      6/97         6/98        6/99        6/00        6/01        6/02       12/02

=====================================================================================================================

Pharmaceutical Formulations         $100.00       120.00        38.80      39.20       24.00       17.60      32.00

---------------------------------------------------------------------------------------------------------------------

Nasdaq Stock Market (US)            $100.00       131.62       189.31     279.93      151.75      103.40      94.72

---------------------------------------------------------------------------------------------------------------------

Nasdaq Pharmaceuticals              $100.00       102.19       143.36     329.21      277.12      162.76     165.91

---------------------------------------------------------------------------------------------------------------------

           Notwithstanding the fact that the companies in the Nasdaq Pharmaceutical Index are primarily major pharmaceutical companies involved primarily in the prescription ethical pharmaceutical business, it is felt that such Nasdaq index provides the most appropriate comparison for us of the available indexes and that there is no appropriate peer group to which we could be adequately compared. Historical stock price performance shown on the graph is not necessarily indicative of the future price performance.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

           The following table shows information, as of May 15, 2003, with respect to the beneficial ownership of common stock by (i) each director and nominee, (ii) each Named Executive, (iii) each person or group known to us to own beneficially more than 5% of our outstanding common stock, and (iv) all executive officers and directors as a group (the addresses of all the persons named below is c/o Pharmaceutical Formulations, Inc. 460 Plainfield Avenue, Edison, NJ 08818 except for ICC Industries Inc., Dr. John J. Farber, and John Oram, whose addresses are 460 Park Avenue, New York, NY 10022).

          Name and Address of        Amount and Nature of     Percentage
          Beneficial Owner           Beneficial Ownership 1    of Class
          -------------------        ----------------------   ----------
          ICC Industries Inc.             74,488,835             87.3%
          Dr. John Farber                 74,488,835             87.3%
          Frank X. Buhler                  1,200,000  2           1.4%
          James Ingram                       650,000  3           *
          Anthony Cantaffa                   352,455  3           *
          Ward Barney                        325,000  3           *
          Ray W. Cheesman                    295,000  3           *
          Walter Kreil                       200,000  3           *
          John L. Oram                       161,536              *
          Balram Advani                       30,000  3           *
          Steve Jacoff                        30,000  3           *
          Officers and Directors as
            a Group (11 persons)           2,550,491              3.0%

*	Less than 1%.

1	Unless it is stated otherwise in any of the following notes, each holder owns the reported shares directly and has sole voting and investment power with respect to such shares. The number of shares beneficially owned by a person also includes all shares which can be acquired by such person within 60 days, including by way of exercise of outstanding options or the conversion of convertible securities which are, or during such 60-day period, become exercisable or convertible

2	Represents shares issuable upon exercise of outstanding warrants

3	Includes shares of common stock subject to stock options exercisable as of May 15, 2003 or within 60 days thereof as follows: Mr. Ingram, 200,000; Mr. Cantaffa, 182,000; Mr. Barney, 200,000; Mr. Cheesman, 75,000; Mr. Kreil, 100,000; Mr. Advani, 20,000; Mr. Jacoff, 20,000; and all officers and directors as a group, 998,500.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

           Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and any exchange on which our securities may be traded. Officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

           Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons that no Forms 5 were required for those persons, we believe that all such filing requirements for the six months ended December 28, 2002 were complied with.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain Relationships with ICC Industries Inc.

           ICC Industries Inc. is our largest stockholder, currently holding 74,488,835 shares (87.3%) of the outstanding stock. Since we first entered into a relationship with ICC in 1991, we have engaged in many transactions with ICC.

           Tax Sharing Agreement -Effective December 21 2001, as a result of ICC's ownership reaching 87%, PFI and ICC will file a consolidated Federal income tax return, so long as ICC continues to own more than 80% of our common stock. As a result, we have entered into a tax sharing agreement whereby PFI will be credited for the cash savings generated by ICC's utilization of PFI's current tax losses or utilization of tax loss carryforwards. Such compensation shall be as an offset against amounts due to ICC from PFI.

           Purchase of Raw Materials - We purchased $3,508,000 of raw materials from ICC in the six months ended December 28, 2002, $1,438,000 in fiscal 2002, $2,163,000 in fiscal 2001 and $3,145,000 in fiscal 2000. We currently and will likely in the future utilize ICC's buying power to obtain more favorable price treatment.

           Shareholder Loans - On February 7, 2003 the Company modified its term loan and security agreement with ICC, retroactive to June 29, 2002. The modification consisted of a reduction in the interest rate from prime plus 1% to prime. The loan principal under this agreement was $19,022,000. Principal payments began in October 2002 at $60,000 per month and in increasing amounts thereafter with a final payment of $15,692,000 in July 2004. Interest is payable monthly at the prime rate (4.25% at December 28, 2002). The loan is secured by a secondary security interest in all of our assets.

           Support - ICC has committed to provide the Company with the necessary financing through December 31, 2004.

           As of February 28, 2003, we owed ICC $29,100,000, including loans and accounts payable.

Rights Offering

           In May 2002, we began a rights offering to all shareholders other than ICC. The offering was made to PFI's stockholders of record as of the close of business on May 7, 2002. The offering was also made to employees who held options on the Company's common stock. An aggregate of 34,467,741 shares of common stock would have been sold if all rights were exercised. The rights offering expired on December 22, 2002. Rights to acquire a total of 18,175 shares were exercised and the shares were issued in February 2003.

Legal Services

           The law firm of Stroock & Stroock & Lavan LLP has performed legal services for the Company and, in matters unrelated to us, for ICC.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF AUDITORS

           The firm of BDO Seidman, LLP audited our financial statements for each of the fiscal years ended June 29, 1990 through December 28, 2003 and the Board of Directors has selected such firm to audit the financial statements of the Company for the year ending January 3, 2004. Accordingly, the Board of Directors will offer the following resolution at the Annual Meeting:

RESOLVED, that the appointment by the Board of Directors of BDO Seidman, LLP, independent public accountants, to audit the financial statements of the Company for the year ending January 3, 2004 is hereby ratified and approved.

           It is anticipated that a member of BDO Seidman, LLP will be present at the Annual Meeting to respond to appropriate questions and will have the opportunity, if he desires, to make a statement.

Fees Billed to the Company by BDO Seidman for Services During the Six Months Ended December 28, 2002

           Audit Fees: BDO Seidman LLP, our principal accountant, billed $164,000 for fiscal 2001, $147,000 for fiscal 2002 and $158,000 for transition 2002 for professional fees for the audit of our annual financial statements and review of financial statements included in our Forms 10-Q or services that are normally provided by BDO Seidman in connection with statutory and regulatory filings or engagements.

           Audit-Related Fees: BDO Seidman billed $12,000 for fiscal 2001, $26,000 for fiscal 2002 and $158,000 for transition 2002 for assurance or related services that are reasonably related to the audit or review of our financial statements and are not reported under the prior paragraph. These services consisted of attendance at stockholders' meetings, assistance in preparation of a Form S-1 for a rights offering and review of potential acquisition targets.

           Tax Fees: BDO Seidman billed $16,000 for fiscal 2001, $22,000 for fiscal 2002 and $24,000 for transition 2002 for tax return preparation, tax compliance, tax advice and tax planning.

           The Audit Committee of the Board of Directors has reviewed all the services provided to us by BDO Seidman and believes that the non-audit/review services that it has provided are compatible with maintaining the auditor's independence.

           Shareholder ratification of the selection of BDO Seidman as the Company's independent public accountants is not required by the Company's By-Laws or other applicable legal requirement. However, the Board is submitting the selection of BDO Seidman to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board at its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

           The affirmative vote of at least a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting is necessary for approval of Proposal No. 2. Under Delaware law, there are no rights of appraisal or dissenter's rights which arise as a result of a vote to ratify the selection of auditors.

           THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 2 TO BE IN OUR BEST INTERESTS AND THE BEST INTEREST OF OUR STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

Report Of The Audit Committee *

           Management is responsible for the Company's internal accounting and financial controls, the financial reporting process, the internal audit function and compliance with the Company's policies and legal requirements. The Company's independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and for issuance of a report thereon; they are also required to review the Company's quarterly financial statements. The Audit Committee's responsibility is to monitor and oversee these processes and report its findings to the Board of Directors.

           As required by standards for independence of the Company's external auditors adopted by the SEC in 2000, the Committee has reviewed and discussed the audited financial statements of the Company for the six month transition period ended December 28, 2002 with representatives of management, who represented that the Company's consolidated financial statements for six months ended December 28, 2002 were prepared in accordance with generally accepted accounting principals. It has also discussed with BDO Seidman, LLP, the Company's independent auditors, those matters required to be reviewed pursuant to Statement of Accounting Standards No. 61 ("Communication with Audit Committees"). The Committee has also received from BDO Seidman, LLP written independence disclosures and the letter required by Independence Standards Board Standard No. 1 ("Independence Discussions with Audit Committees") and has had a discussion with them regarding the auditor's independence.

           Based on the review of the representations of management, the discussions with management and the independent accountants and the review of the report of the independent accountants to the Committee, the Audit Committee recommended to the Board of Directors that the financial statements of the Company for the year ended January 3, 2004 as audited by BDO Seidman, LLP be included in the Company's Annual Report on Form 10-K filed with the SEC.

AUDIT COMMITTEE Ray W. Cheesman Steve Jacoff

STOCKHOLDERS' PROPOSALS

           It is anticipated that our 2004 Annual Meeting of Stockholders will be held in June 2004. Stockholders who seek to present proposals at our Annual Meeting of Stockholders must submit their proposals to our Secretary on or before February 15, 2004.

*	This section shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed "soliciting material" or filed under such Acts.

GENERAL

           We do not intend to hire a proxy solicitor. In addition to the use of mails, proxies may be solicited by personal interview, telephone and telegraph, by directors, officers and regular employees of the Company, without special compensation therefor. We expect to reimburse banks, brokers and other persons for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners of our common stock.

           Unless contrary instructions are indicated on the proxy, all shares of common stock represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR Proposal No. 2 and FOR the election of all directors nominated.

           The Board of Directors knows of no business other than that set forth above to be transacted at the meeting, but if other matters requiring a vote of the stockholders arise, the persons designated as proxies will vote the shares of common stock represented by the proxies in accordance with their judgment on such matters. If a stockholder specifies a different choice on the proxy, his or her shares of common stock will be voted in accordance with the specification so made.

           It is important that proxies be returned promptly. We urge you to fill in, sign and return the accompanying form of proxy in the prepaid envelope provided, no matter how large or small your holdings may be.

           We undertake to provide without charge to each person who has been sent a copy of this proxy statement, a copy of our transition report on Form 10-K for the six month period ended December 28, 2002. Such a written request is to be directed to Secretary, Pharmaceutical Formulations, Inc., 460 Plainfield Avenue, P.O. Box 1904, Edison, New Jersey 08818.

By Order of the Board of Directors, Dolores Scotto, Secretary

Edison, New Jersey
May 19, 2003

PHARMACEUTICAL FORMULATIONS, INC.
Proxy for Annual Meeting of Stockholders, June 18, 2003
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

           The undersigned hereby appoint Walter N. Kreil and Dolores Scotto, as Proxies, each with full power to appoint his or her substitute, and hereby authorize them to appear and vote, as designated below, all shares of Common Stock of Pharmaceutical Formulations, Inc. held of record by the undersigned on May 15, 2003 at the Annual Meeting of Stockholders to be held on June 18, 2003 and any adjournments thereof.

The undersigned hereby directs this Proxy to be voted:

1.	Election of directors;

|__|	FOR the election of directors of all nominees (listed below (except as marked to the contrary below)	or	|__|	WITHHOLD AUTHORITY to vote for all nominees listed below

BALRAM ADVANI	FRANK X. BUHLER	RAY W. CHEESMAN	JAMES C. INGRAM	STEVE JACOFF	JOHN L. ORAM

(INSTRUCTION: To withhold authority to vote for any of the above-listed nominees, strike a line through that nominee's name)

2.	Proposal to approve the appointment of BDO Seidman, LLP as independent auditors for the Company for the year ending January 3, 2004.

|__| FOR	|__| AGAINST	|__| ABSTAIN

3.	In their discretion, the named proxies may vote on such other business as may properly come before the Annual Meeting, or any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 and 2. SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH THE STOCKHOLDER'S SPECIFICATIONS ABOVE. THE PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS TO THE UNDERSIGNED.

Date: _________________________________________
_________________________________________
Signature of stockholder

_________________________________________
Signature if held jointly

NOTE: Please mark, date and sign and return this proxy promptly using the enclosed envelope. When shares are held by joint tenants, both should sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title. If a corporation or partnership, please sign in corporate or partnership name by an authorized person.